Exhibit  99.03

			      New  NSP  (Utility  Sub)
		 Unaudited  Pro  Forma  Condensed  Income  Statement
			 Quarter  Ended  March  31,  1999
				   (In  thousands)
							     NSP          See         Pro  Forma         Pro Forma
							 (As  Reported)  Notes        Adjustments         New NSP
Utility  Operating  Revenues
     Electric                                            $556,856          2,4         ($34,509)          $522,347
     Gas                                                  186,327          2,4          (41,776)           144,551

	  Total                                           743,183                       (76,285)           666,898

Utility  Operating  Expenses
     Electric  Production-Fuel and Purchased Power        168,028          2,4            9,723            177,751
     Cost  of  Gas  Purchased  and  Transported           112,178          2,4          (22,013)            90,165
     Other  Operation  and  Maintenance                   193,918          2,4          (16,263)           177,655
     Depreciation and Amortization                         87,485            2          (11,113)            76,372
     Property  and  General  Taxes                         57,632            2           (4,451)            53,181
     Income  Taxes                                         36,288            2          (10,696)            25,592

	  Total                                           655,529                       (54,813)           600,716

     Utility  Operating  Income                            87,654                       (21,472)            66,182

Other  Income  (Expense)
     Income  from  Nonregulated Businesses
       - Before Interest & Taxes                           (7,353)         2,3            8,179                826
     Other  Utility  Income  (Deductions)                  (1,836)         2,3              717             (1,119)
     Income  Taxes  on  Nonregulated
       Operations & Nonoperating Items                     16,142          2,3          (17,498)            (1,356)

	  Total                                             6,953                        (8,602)            (1,649)

     Income  Before Financing Costs                        94,607                       (30,074)            64,533

Financing  Costs
     Total  Interest  Charges                              38,348          2,3          (13,499)            24,849
     Distributions  on  Redeemable  Preferred
       Securities  of  Subsidiary  Trust                    3,938          2,3           (3,938)                 0

	  Total                                            42,286                       (17,437)            24,849

     Net  Income                                           52,321                       (12,637)            39,684

     Preferred Stock Dividends & Redemption Premiums        1,060          2,3           (1,060)                 0
     Earnings  Available  for  Common  Stock              $51,261                      ($11,577)           $39,684

See  accompanying  Notes  to  Unaudited  Pro  Forma Combined Condensed Financial
Statements

Exhibit  99.03

			      New  NSP  (Utility  Sub)
		 Unaudited  Pro  Forma  Condensed  Income  Statement
			 Quarter  Ended  March  31,  1998
				   (In  thousands)
							     NSP          See         Pro  Forma         Pro Forma
							 (As  Reported)  Notes        Adjustments         New NSP

Utility  Operating  Revenues
     Electric                                            $521,571          2,4        ($29,131)          $492,440
     Gas                                                  179,831          2,4         (36,155)           143,676

	  Total                                           701,402                      (65,286)           636,116

Utility  Operating  Expenses
     Electric  Production-Fuel and Purchased Power        148,162          2,4           8,567            156,729
     Cost  of  Gas  Purchased  and  Transported           113,582          2,4         (19,146)            94,436
     Other  Operation  and  Maintenance                   189,990          2,4         (14,738)           175,252
     Depreciation  and Amortization                        84,100            2          (9,999)            74,101
     Property  and  General  Taxes                         55,960            2          (4,405)            51,555
     Income  Taxes                                         30,558            2          (7,591)            22,967

	  Total                                           622,352                      (47,312)           575,040

     Utility  Operating  Income                            79,050                      (17,974)            61,076

Other  Income  (Expense)
     Income  from  Nonregulated  Businesses
       - Before Interest & Taxes                            4,380          2,3          (3,650)              730
     Other  Utility Income (Deductions)                     2,450          2,3             790             3,240
     Income  Taxes  on  Nonregulated
       Operations & Nonoperating Items                     14,026          2,3         (13,079)              947

	  Total                                            20,856                      (15,939)            4,917

     Income  Before Financing Costs                        99,906                      (33,913)           65,993

Financing  Costs
     Total  Interest  Charges                              38,851          2,3         (13,507)           25,344
     Distributions  on  Redeemable  Preferred
       Securities  of  Subsidiary  Trust                    3,938          2,3          (3,938)                0
	  Total                                            42,789                      (17,445)           25,344

     Net  Income                                           57,117                      (16,468)           40,649

     Preferred Stock Dividends & Redemption Premiums        2,367          2,3          (2,367)                0
     Earnings  Available  for  Common  Stock              $54,750                     ($14,101)          $40,649

See  accompanying  Notes  to  Unaudited  Pro  Forma Combined Condensed Financial
Statements

Exhibit  99.03

			  New  NSP  (Utility  Sub)
	       Unaudited  Pro  Forma  Condensed  Balance  Sheet
			    March  31,  1999
			     (In  thousands)

									NSP         See    Pro  Forma    Pro Forma
								    (As  Reported) Notes   Adjustments    New NSP
     ASSETS

UTILITY  PLANT
     Electric                                                        $7,258,627       2    ($979,733)     $6,278,894
     Gas                                                                885,730       2     (282,937)        602,793
     Other                                                              370,401       2      (82,496)        287,905

	  Total                                                       8,514,758           (1,345,166)      7,169,592
     Accumulated  Provision  for  Depreciation                       (4,236,127)      2      554,180      (3,681,947)
     Nuclear  Fuel  -  Net                                              103,510                    0         103,510

	  Net  Utility  Plant                                         4,382,141             (790,986)      3,591,155

CURRENT  ASSETS
     Cash  and  Cash  Equivalents                                        58,280       2      (38,923)         19,357
     Accounts  Receivable  -  Net                                       326,174     2,3,4    (80,757)        245,417
     Accrued  Unbilled  Utility  Revenues                               102,585       2      (14,033)         88,552
     Fossil  Fuel  Inventories                                           45,306       2       (7,189)         38,117
     Material  and  Supplies  Inventories                               112,455       2      (13,791)         98,664
     Prepayments  and  Other                                             49,219       2      (18,643)         30,576

	  Total  Current  Assets                                        694,019             (173,336)        520,683

OTHER  ASSETS
     Equity  Investments  in  Nonregulated  Projects                    874,414     2,3     (874,414)              0
     External  Decommissioning  Fund  and  Other  Investments           503,400                    0         503,400
     Regulatory  Assets                                                 311,694       2      (42,912)        268,782
     Nonregulated  Property  -  Net                                     285,247     2,3     (264,363)         20,884
     Intangible  Assets  and  Other                                     328,462       2     (244,789)         83,673

	  Total  Other  Assets                                        2,303,217           (1,426,478)        876,739

	  TOTAL  ASSETS                                              $7,379,377          ($2,390,800)     $4,988,577

     LIABILITIES  AND  EQUITY

CAPITALIZATION
     Common  Stockholder's  Equity                                   $2,496,156     1,2  ($1,064,931)     $1,431,225
     Preferred  Stockholder's  Equity                                   105,340     2,3     (105,340)              0
     Mandatorily Redeemable Preferred Securities of Subsidiary Trust    200,000     2,3     (200,000)              0
     Long-Term  Debt                                                  1,844,071     2,3     (608,857)      1,235,214

	  Total  Capitalization                                       4,645,567           (1,979,128)      2,666,439

CURRENT  LIABILITIES
     Current  Portion  of  Long-Term  Debt                              168,731     2,3      (23,431)        145,300
     Short-Term  Debt                                                   369,632     2,3      (66,360)        303,272
     Accounts  Payable                                                  256,839     2,4      (34,626)        222,213
     Taxes  Accrued                                                     226,497       2       (5,673)        220,824
     Other  Accrued  Liabilities                                        166,364       2      (39,004)        127,360

	  Total  Current  Liabilities                                 1,188,063             (169,094)      1,018,969

OTHER  LIABILITIES
     Deferred Income Taxes                                              814,355       2     (138,528)        675,827
     Deferred  Investment  Tax  Credits                                 125,993       2      (19,299)        106,694
     Regulatory Liabilities                                             392,285       2      (21,642)        370,643
     Other  Long-Term  Obligations  and  Deferred  Income               213,114       2      (63,109)        150,005

	  Total  Other  Liabilities                                   1,545,747             (242,578)      1,303,169

	  TOTAL LIABILITIES AND EQUITY                               $7,379,377          ($2,390,800)     $4,988,577

See  accompanying  Notes  to  Unaudited  Pro  Forma Combined Condensed Financial
Statements

EXHIBIT  99.03
--------------

			       NEW NSP UTILITY SUB

	   NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. Just before or at the time the merger is completed, NSP will contribute all of its utility assets (other than investments in and assets of subsidiaries) to a newly formed, wholly owned utility operating subsidiary, New NSP Utility Sub, which will be a Minnesota corporation. At the same time, the new subsidiary will assume all of NSP's liabilities associated with the assets that it receives in the contribution. NSP's preferred stock and trust-originated preferred securities will remain in the holding company New Co.

Common stock of New NSP Utility Sub, at a par value and share level which have not yet been determined, will be wholly owned by the holding company New Co.
The resulting New NSP Utility Sub capitalization will therefore include short-term debt, first mortgage bonds and other long-term debt associated with utility operations, and common equity issued to the holding company New Co. (net of adjustments described in Note 2).

2. The assets, liabilities, equity and results of operations of all subsidiaries of NSP have been eliminated from consolidated NSP amounts to reflect the transfer of ownership and control of such subsidiaries to the holding company New Co. as a result of the merger. New Co.'s equity investment in New NSP Utility Sub, and the corresponding common equity of New NSP Utility Sub, are assumed to reflect the reduction in New NSP Utility Sub net assets related to the transfer of ownership of investments in NSP subsidiaries to the holding company New Co. as a result of the merger.

3. NSP financing of subsidiary capital and cash flow requirements has been adjusted to reflect the transfer of such items to the holding company New Co., except for immaterial financing of refuse-derived fuel operations previously transferred to NRG Energy, Inc. Pro forma adjustments reflect the elimination of (a) notes receivable and advances from subsidiaries; (b) NSP debt incurred to finance the notes and advances; (c) interest income earned on the notes and advances; and (d) interest expense accrued on the debt incurred to finance the notes and advances.

4. After the merger, NSP-Minnesota will not retain ownership of subsidiaries currently being consolidated. Consequently, intercompany transactions between NSP and its current subsidiaries have not been eliminated in the pro forma financial statements.

The most significant intercompany transactions are power sales to and purchases from the Wisconsin Company pursuant to an interchange agreement with NSP. Although the interchange pricing and cost sharing arrangements may be restructured as a result of the merger, at this time the amount of any changes to interchange power purchases or sales is expected to be immaterial. Consequently, no pro forma adjustments have been made to operating revenues, operating expenses, or accounts receivable from (or payable to) associated companies for the effects of interchange restructuring.

5. The allocation between NSP and NCE and their customers of the estimated cost savings resulting from the merger, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. None of these estimated cost savings, the costs to achieve such savings, or the transaction costs have been reflected in the pro forma condensed financial statements.